EXHIBIT 99.1

Responsys Announces First Quarter 2013 Results

  Achieves first quarter revenue increase of 27% to $48.5 million compared to first quarter of 2012
  Delivers non-GAAP diluted EPS of $0.07 in the first quarter of 2013
  Raises 2013 annual revenue guidance from $188-$192 million to $190-$193 million
  Establishes second quarter 2013 revenue guidance of $45.5-46.5 million
  Introduces Responsys Interact Preference, enabling a cross-channel view of customer preferences

SAN BRUNO, Calif., May 6, 2013 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), a leading provider of email and cross-channel marketing solutions, today announced financial results for the quarter ended March 31, 2013.

For the first quarter of 2013, total revenue increased 27% to $48.5 million, up from $38.1 million in the first quarter of 2012.

Subscription revenue for the first quarter of 2013 was $33.6 million, up 23% compared with $27.2 million in the first quarter of 2012. Professional services revenue was $14.9 million, up 38% compared with $10.8 million in the first quarter of 2012.

GAAP net income for the first quarter of 2013 was $1.5 million compared with $2.1 million in the first quarter of 2012. GAAP net income per share for the first quarter of 2013 was $0.03 compared with $0.04 in the first quarter of 2012.

Non-GAAP net income for the first quarter of 2013 was $3.7 million, or $0.07 per diluted share as compared with $3.5 million, or $0.07 per diluted share, for the first quarter of 2012.

"Our outperformance in the first quarter demonstrates the value that customers place on our differentiated solutions, and we are confident that our growth will continue to be driven by the success of our customers," said Dan Springer, Chairman and CEO. "The strong volumes of digital messages sent by our customers and the higher than anticipated demand for our professional services from new and existing clients were the key revenue drivers this quarter. We believe our ongoing investment in innovation has allowed us to pioneer market-leading products that provide our customers with competitive advantages.

"During the first quarter, we introduced enhancements to the Responsys Interact Suite, including Responsys Interact Preference, a new offering that provides marketers with a unified, cross-channel view of customer preferences and permissions," continued Mr. Springer. "Our new product introductions and investments in our premium platform are focused on enabling our customers to generate the highest return for their customized digital marketing programs. We have a track record of anticipating emerging trends, and we intimately understand the needs of marketers. We believe we are well-positioned to deliver strong financial results throughout the rest of 2013 and beyond."

Business Outlook

Based on information available as of May 6, 2013, Responsys is issuing guidance for the second quarter of 2013 and revising fiscal 2013 guidance as follows:

For the second quarter of 2013, the Company expects revenue to be in the range of $45.5-$46.5 million. Non-GAAP net income is expected to be approximately $0.02 per diluted share. Expected non-GAAP net income for the quarter excludes an estimated $0.7 million in amortization of acquired intangibles and an estimated $2.9 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on estimated weighted average diluted shares outstanding of 53.6 million.

Responsys is increasing its outlook for fiscal 2013 revenue from a range of $188-$192 million to a range of $190-193 million. The Company is revising its expectation for fiscal 2013 non-GAAP net income from approximately $0.16 to $0.18 per diluted share to approximately $0.18 per diluted share. Non-GAAP net income for the full year excludes an estimated $1.8 million in amortization of acquired intangibles and an estimated $12.2 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on weighted average diluted shares outstanding of 54 million.

Non-GAAP net income outlook for the fiscal year 2013 assumes an effective non-GAAP tax rate of 35%.

Conference Call Information for Today, Monday, May 6, 2013

Responsys will host a conference call to discuss the results at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time today. The conference call will be hosted by Dan Springer, Chief Executive Officer, and Chris Paul, Chief Financial Officer. To access the call from the U.S., please dial (877) 548-9590 or (720) 545-0037 from outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until May 9, 2013 by calling (855) 859-2056, or (404) 537-3406 from outside the U.S., using conference ID 50898189. The replay will also be available on our website at http://investors.responsys.com.

About Responsys

Responsys is a leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today -- email, mobile, social, the web and display. With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high ROI, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: Southwest Airlines, LinkedIn, LEGO, Orbitz, United Airlines, Dollar Thrifty, Newegg, Qantas, Avis Europe, Deutsche Lufthansa, UnitedHealthcare and American Family Mutual Insurance Company. For more information about Responsys, visit responsys.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP net income and non-GAAP net income per share on a diluted basis1, exclude the amortization of acquired intangible assets, stock-based compensation expense, gain on the acquisitions, and related tax effects. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this release, including those regarding the Company's future prospects, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions, particularly in emerging channels, is at an early stage of development and may not develop as rapidly as we anticipate; outages, which can affect customer satisfaction or result in reduced revenues; security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; our ability to maintain profitability; the level of hiring and equity award activity, which will affect the level of stock-based compensation expense; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

1 Non-GAAP net income per share was derived by dividing by the corresponding non-GAAP basic and non-GAAP diluted weighted-average shares outstanding.

Responsys, Inc.
Consolidated Balance Sheets
(in thousands)
	As of March 31,	As of December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 106,263	$ 106,656
Accounts receivable, net	33,508	28,065
Deferred taxes – current	5,997	5,997
Prepaid expenses and other current assets	5,405	2,803
Total current assets	151,173	143,521
Property and equipment – net	23,494	18,426
Goodwill	17,298	17,335
Intangible assets – net	2,188	2,925
Deferred taxes – noncurrent	2,744	4,100
Other assets	2,713	2,458
Total assets	$ 199,610	$ 188,765

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 6,082	$ 3,363
Accrued compensation	7,797	8,014
Other accrued liabilities	6,987	4,432
Capital lease obligations – current	901	896
Deferred revenue – current	9,301	8,072
Total current liabilities	31,068	24,777
Capital lease obligations – noncurrent	–	228
Deferred revenue – noncurrent	364	407
Contingent liability	1,513	1,561
Deferred rent	2,823	2,145
Deferred taxes – noncurrent	399	482
Other long-term liabilities	758	755
Total liabilities	36,925	30,355
Commitments and contingencies
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	168,328	165,423
Accumulated deficit	(5,696)	(7,212)
Accumulated other comprehensive income	48	194
Total stockholders' equity	162,685	158,410
Total liabilities and stockholders' equity	$ 199,610	$ 188,765

Responsys, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
	Three Months Ended March 31,
	2013	2012

Revenue:
Subscription	$ 33,552	$ 27,205
Professional services	14,949	10,849
Total revenue	48,501	38,054

Cost of revenue:
Subscription	9,088	7,445
Professional services	12,492	9,920
Total cost of revenue	21,580	17,365
Gross profit	26,921	20,689

Operating expenses:
Research and development	4,140	3,802
Sales and marketing	13,833	9,061
General and administrative	5,725	4,171
Total operating expenses	23,698	17,034
Operating income	3,223	3,655

Other income (expense), net:
Interest income	28	27
Interest expense	(25)	(92)
Other income (expense), net	(336)	17
Total other expense, net	$ (333)	$ (48)
Income before income taxes	2,890	3,607
Provision for income taxes	(1,374)	(1,535)
Equity in net income of unconsolidated affiliates	$ –	$ 25
Net income	$ 1,516	$ 2,097

Net income per share:
Basic	$ 0.03	$ 0.04
Diluted	$ 0.03	$ 0.04

Shares used in computation of net income per share:
Basic	49,053	47,809
Diluted	53,457	53,218

Responsys, Inc.
Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Gross profit:
GAAP gross profit
Subscription	$ 24,464	$ 19,760
Professional services	2,457	929
Total GAAP gross profit	26,921	20,689
Add back:
Stock-based compensation:
Subscription	284	149
Professional services	393	205
Total non-GAAP gross profit	$ 27,598	$ 21,043

Operating income:
GAAP operating income	$ 3,223	$ 3,655
Add back:
Amortization of intangible assets	690	590
Stock-based compensation	2,593	1,398
Total non-GAAP operating income	$ 6,506	$ 5,643

Income before income taxes:
GAAP income before income taxes	$ 2,890	$ 3,607
Add back:
Amortization of intangible assets	690	590
Stock-based compensation	2,593	1,398
Total non-GAAP income before taxes	$ 6,173	$ 5,595

Provision for income taxes:
GAAP provision for income taxes	$ (1,374)	$ (1,535)
Tax effect from:
Amortization of intangible assets	(199)	(184)
Stock-based compensation	(861)	(423)
Total non-GAAP provision for income taxes	$ (2,434)	$ (2,142)

Net income:
GAAP net income	$ 1,516	$ 2,097
Add back:
Amortization of intangible assets	690	590
Stock-based compensation	2,593	1,398
Income tax effect of non-GAAP items	(1,060)	(607)
Total non-GAAP net income	$ 3,739	$ 3,478

Non-GAAP net income per share [1]:
Basic	$ 0.08	$ 0.07
Diluted	$ 0.07	$ 0.07

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average shares outstanding used in computing non-GAAP basic net income per share	49,053	47,809

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	53,457	53,218

Responsys, Inc.
Stock-Based Compensation Expense
(in thousands)
	Three Months Ended March 31,
	2013	2012
Cost of revenue	$ 677	$ 354
Research and development	214	238
Sales and marketing	848	362
General and administrative	854	444
Total	$ 2,593	$ 1,398

Responsys, Inc.
Consolidated Cash Flow
(in thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities:
Net income	$ 1,516	$ 2,097
Adjustments to reconcile net income to net cash provided by operating activities:
Benefit (provision) for bad debts	118	84
Depreciation and amortization	3,081	2,457
Stock-based compensation	2,593	1,398
Deferred taxes	1,316	602
Excess tax benefits from stock-based compensation	36	(639)
Equity in net (income) loss of unconsolidated affiliates	-	(25)
Other	5	92
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	(5,563)	(460)
Prepaid expenses and other current assets	(2,621)	(260)
Other assets	(262)	(95)
Accounts payable	1,877	451
Accrued compensation	(173)	(1,596)
Other accrued liabilities	676	1,088
Deferred revenue	1,189	454
Other long-term liabilities	635	45
Net cash provided by operating activities	4,423	5,693

Cash flows from investing activities:
Purchases of property and equipment	(3,640)	(1,936)
Addition of capitalized software development costs	(1,063)	-
Purchase of short-term investments	-	(4,007)
Redemption of short-term investments	-	8,661
Purchase of equity interest	-	(1,772)
Net cash provided by (used in) investing activities	(4,703)	946

Cash flows from financing activities:
Proceeds from issuance of common stock	290	332
Proceeds from early-exercised stock options	-	(4)
Principal payments on capital lease obligations	(222)	(219)
Excess tax benefits from stock-based compensation	(36)	639
Net cash provided by (used in) financing activities	32	748
Effect of foreign exchange rate changes on cash and cash equivalents	(146)	146
Net increase in cash and cash equivalents	(394)	7,533
Cash and cash equivalents at beginning of period	106,656	73,456
Cash and cash equivalents at end of period	$ 106,262	$ 80,989

CONTACT: Carla Cooper
         Responsys, Inc.
         650.452.1484
         ccooper@responsys.com